EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Robert P. Bilotti, President and Chief Executive Officer, certify that:

1.	I have reviewed this Amendment to Annual Report on Form 10-K/A of Grand River Commerce, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 16, 2010	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer